Exhibit 10.3

EXECUTION VERSION

October 15, 2026

ABPCI PRIVATE FUNDING V LLC,

as Issuer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Trustee

and

U.S. BANK NATIONAL ASSOCIATION,

as Custodian

SECURITIES ACCOUNT CONTROL AGREEMENT

SECURITIES ACCOUNT CONTROL AGREEMENT (this “Agreement”), dated as of October 15, 2026, among ABPCI PRIVATE FUNDING V LLC (the “Issuer”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as collateral trustee (in such capacity, together with its successors in such capacity, the “Collateral Trustee”) under the Indenture referred to in Section 13 herein, and U.S. BANK NATIONAL ASSOCIATION, in its capacity as custodian (in such capacity, together with its successors in such capacity, the “Custodian”).

In consideration of the mutual agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

INTERPRETATION

Section 1. (a) Definitions. The terms defined in Section 13 will have the meanings therein specified for the purpose of this Agreement. In addition, all terms used herein which are defined in the Indenture or in Article 8 or Article 9 of the UCC and which are not otherwise defined herein are used herein as so defined.

(b) Rules of Construction. Unless the context otherwise clearly requires: (i) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; (ii) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (v) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (vi) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (vii) the words “herein,” “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (viii) all references herein to Sections and Schedules shall, unless otherwise indicated, be construed to refer to Sections of, and Schedules to, this Agreement.

ARTICLE II

APPOINTMENT OF CUSTODIAN

Section 2. In accordance with Section 3.3 of the Indenture, the Issuer hereby appoints the Custodian to act as custodian under this Agreement. The Custodian hereby accepts such appointment and agrees to abide by the terms and conditions of the Indenture as it relates to the Custodian. The Custodian shall hold all Certificated Securities and Instruments in physical form at the office of U.S. Bank National Association, at 214 North Tryon Street, 26th Floor, Charlotte, North Carolina 28202, Attention: Benton Lunning – ABPCI Private Funding V LLC. All Certificated Securities and Instruments will be credited to an Account (as defined in Section 3(a) hereof).

ARTICLE III

THE ACCOUNTS

Section 3. (a) Establishment of Accounts. The Custodian acknowledges and agrees that, at the direction of the Collateral Trustee in accordance with Article X of the Indenture, it has established and is maintaining on its books and records the following accounts in the name of ABPCI Private Funding V LLC, subject to the lien of U.S. Bank Trust Company, National Association, as Collateral Trustee, for the benefit of the Secured Parties:

(A)	account number #176367-201 designated the Interest Collection Subaccount;

(B)	account number #176367-202 designated the Principal Collection Subaccount;

(C)	account number #176367-200 designated the Payment Account;

(D)	account number #176367-700 designated the Custodial Account;

(E)	account number #176367-300 designated the Closing Expense Account;

(F)	account number #176367-104 designated the Contribution Account;

(G)	account number #176367-403 designated the Revolver Funding Account;

(H)	account number #176367-100 designated the Interest Reserve Account; and

(I)	account number # 176455-700 designated the Class A Loan Account;

(such accounts, together with any additional subaccounts and any replacements thereof or substitutions therefor pursuant to the terms of the Indenture, the “Accounts”).

(b) Status of Accounts; Treatment of Property as Financial Assets; Relationship of Parties. The Custodian hereby agrees with the Issuer and the Collateral Trustee that: (i) each of the Accounts is a “securities account” (within the meaning of Section 8-501(a) of the UCC and Article 1(1)(b) of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Securities Convention”)) in respect of which the Custodian is a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and an “intermediary” (within the meaning of Article 1(1)(c) of the Hague Securities Convention) and to the extent that any Account (into which cash is credited as set forth herein) is re-characterized as a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC), the Custodian shall be a “bank” within the meaning of Section 9-102(a)(8) of the UCC; (ii) each item of property (whether cash, a security, an instrument or any other property) credited to any of the Accounts shall be treated as a “financial asset” (within the meaning of Section 8-102(a)(9) of the

UCC), provided, however, nothing herein shall require the Custodian to credit to any Account or to treat as a “financial asset” any asset in the nature of a “general intangible” (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof (within the meaning of Section 8-504 of the UCC); and (iii) the Assets and any rights or proceeds derived therefrom are subject to the liens and other security interests in favor of the Collateral Trustee on behalf of the Secured Parties as set forth in the Indenture and Class A Credit Agreement and that the rights of the Issuer in respect of the Assets are also subject to such liens and such other security interests as set forth in the Indenture.

(c) The Custodian will promptly credit to the appropriate account all property (other than general intangibles) delivered pursuant to the Indenture or the Class A Credit Agreement.

(d) Form of Securities, Instruments, etc. All securities and other financial assets credited to any of the Accounts that are in registered form or that are payable to or to the order of shall be (i) registered in the name of, or payable to or to the order of, the Custodian, (ii) indorsed to or to the order of the Custodian or in blank or (iii) credited to another securities account maintained in the name of the Custodian; and in no case will any financial asset credited to any of the Accounts be registered in the name of, or payable to or to the order of, the Issuer or indorsed to or to the order of the Issuer, except to the extent the foregoing have been specially indorsed to or to the order of the Custodian or in blank.

(e) Securities Intermediary’s Jurisdiction.

(i) The Custodian agrees that, for the purposes of the UCC, (i) its “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) shall be the State of New York and (ii) to the extent that any Account (into which cash is credited as set forth herein) is re-characterized as a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC), its “bank’s jurisdiction” (within the meaning of Section 9-304(b) of the UCC) shall be the State of New York.

(ii) To the extent that any of the Accounts (into which cash is credited as set forth herein) is re-characterized as a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC), New York shall be deemed to be the “bank’s jurisdiction” (within the meaning of Section 9-304(b) of the UCC). The law of the State of New York governs all issues specified in Article 2(1) of the Hague Securities Convention, and to the extent not so provided in any account agreement governing the Accounts, any such account agreement, is hereby amended to so provide. The Issuer and the Custodian agree that the Indenture, the Class A Credit Agreement, this Agreement, and all other account forms required by the Custodian shall conclusively constitute the “Account Agreement” as such term is used and defined in, and for all purposes under, the Hague Securities Convention (the “Account Agreement”).

(f) Conflicts with other Agreements. The Custodian agrees that, if there is any conflict between this Agreement (or any portion thereof) and any other agreement relating to any of the Accounts, the provisions of this Agreement shall prevail.

(g) No Other Agreements. The Custodian hereby confirms and agrees that:

(i) Other than the Account Agreement, there are no other agreements entered into between the Custodian and the Issuer with respect to the Accounts;

(ii) it has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Accounts and/or any financial assets credited thereto pursuant to which it has agreed or will agree to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other Person; and

(iii) it has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Issuer or the Collateral Trustee purporting to limit or condition the obligation of the Custodian to comply with entitlement orders as set forth in Section 3(h) hereof.

(h) Entitlement Orders, Standing Instructions.

(i) The Issuer, the Collateral Trustee and the Custodian each agrees that subject to Section 3(h)(iv), if the Custodian shall receive any “entitlement order” (within the meaning of Section 8-102(a)(8) of the UCC), or any other instructions (within the meaning of Section 9-104 of the UCC) (collectively, a “Transfer Order”), originated by the Collateral Trustee in accordance with the Indenture, the Class A Credit Agreement and relating to the Accounts, the Custodian shall comply with such entitlement order or other instruction without further consent by the Issuer or any other Person. The Custodian shall have no obligation to act and shall be fully protected in refraining from acting, in respect of any such Assets in the absence of such entitlement order or instruction. The Custodian shall deposit, and direct and otherwise cause each issuer, obligor, guarantor, Clearing Corporation or other applicable Person to pay and deposit into the Accounts under and in accordance with the Indenture and the Class A Credit Agreement all Cash distributions and all other Cash payments and proceeds in respect of the Assets, until such time as the Collateral Trustee may otherwise direct the Custodian in accordance with this Agreement, the Indenture and the Class A Credit Agreement.

(ii) At any time prior to the delivery to and receipt by the Custodian of a Notice of Exclusive Control, the Custodian shall comply with each Transfer Order it receives from the Issuer without the further consent of the Collateral Trustee or any other Person; provided that, in the event the Custodian receives conflicting Transfer Orders from the Collateral Trustee and the Issuer, the Custodian shall follow the Transfer Order of the Collateral Trustee and not the Issuer.

(iii) Upon receipt by the Custodian, in accordance with the notice requirements hereunder, of a Notice of Exclusive Control, and until such Notice of Exclusive Control is withdrawn or rescinded by the Collateral Trustee in writing, the Custodian shall not comply with any Transfer Order it receives from the Issuer and shall act solely upon Transfer Orders received from the Collateral Trustee without further consent by the Issuer.

(iv) Notwithstanding anything herein or any other Transaction Document to the contrary, the Collateral Manager shall have no authority to hold (directly or indirectly), or otherwise take possession of, any funds or securities in any Account. Without limiting the foregoing, the Collateral Manager shall have no authority to (i) sign checks on the Issuer’s behalf, (ii) deduct fees from any Account, (iii) withdraw funds or securities from any Account, or (iv) give the Custodian any “entitlement orders” or any other instruction relating to the Accounts for any purpose other than pursuant to transactions authorized by the Indenture, the Class A Credit Agreement or the other Transaction Documents. Nothing in this Section 3(h)(iv) shall prohibit the Collateral Manager from issuing instructions to the Collateral Trustee or Custodian to effect or to settle any bills of sale, assignments, agreements, investment instructions and other instruments in connection with any acquisition, sale or other disposition of any Asset of the Issuer as permitted by the Indenture, the Class A Credit Agreement or the other Transaction Documents.

ARTICLE IV

THE CUSTODIAN

Section 4. (a) No Change to Accounts. Without the prior written consent of the Collateral Trustee, the Custodian will not change the account number or designation of any Account.

(b) Certain Information. The Custodian shall promptly notify the Collateral Trustee and the Issuer if an officer within its corporate trust department responsible for the administration of this Agreement receives written notice that any Person asserts or seeks to assert a lien, encumbrance or adverse claim against any portion or all of the property credited to any of the Accounts.

(c) Subordination. In the event that the Custodian has or subsequently obtains by agreement, by operation of law or otherwise a lien or security interest in any of the Accounts, or any financial asset credited thereto, the Custodian hereby subordinates any such lien or security interest therein to the security interest of the Collateral Trustee in the Accounts, in all property credited thereto and in all security entitlements with respect to such property. Without limitation of the foregoing, the Custodian hereby subordinates to such security interest of the Collateral Trustee any and all statutory, regulatory, contractual or other rights now or hereafter existing in favor of the Custodian over or with respect to the Accounts, all property credited thereto and all security entitlements to such property (including (i) any and all contractual rights of set-off, lien or compensation, (ii) any and all statutory or regulatory rights of pledge, lien, set-off or compensation, (iii) any and all statutory, regulatory, contractual or other rights to put on hold, block transfers from or fail to honor instructions of the Collateral Trustee with respect to the Accounts or (iv) any and all statutory or other rights to prohibit or otherwise limit the pledge, assignment, collateral assignment or granting of any type of security interest of the Custodian in the Accounts). Notwithstanding anything herein to the contrary, the Custodian shall have a lien senior to that of the Collateral Trustee for any and all amounts required for the payment of the purchase price of a financial asset, which purchase has been placed but not yet cleared or settled.

(d) Limitation on Liability. The Custodian shall not have any duties or obligations except those expressly set forth herein and shall satisfy those duties expressly set forth herein. Without limiting the generality of the foregoing, the Custodian shall not be subject to any fiduciary or other implied duties, and the Custodian shall not have any duty to take any discretionary action or exercise any discretionary powers. None of the Custodian, any Affiliate of the Custodian, or any officer, agent, stockholder, partner, member, director or employee of the Custodian or any of their Affiliates shall have any liability, whether direct or indirect and whether in contract, tort or otherwise (i) for any action taken or omitted to be taken by any of them hereunder or in connection herewith unless there has been a final judicial determination by a court of competent jurisdiction beyond all applicable appeals that such act or omission was performed or omitted in bad faith or constituted gross negligence or willful misconduct or reckless disregard of such party’s duties or obligations or (ii) for any action taken or omitted to be taken by the Custodian in good faith at the express direction of the Collateral Trustee. In addition, the Custodian shall not be responsible or have any liability for making any investment or reinvestment of any cash balance in the Accounts pursuant to the terms of this Agreement, the Indenture and the Class A Credit Agreement, as applicable. The liabilities of the Custodian shall be limited to those expressly set forth in this Agreement. With the exception of (x) this Agreement, (y) relevant terms used herein and expressly defined in the Indenture or the Class A Credit Agreement, and (z) the provisions of the Indenture or the Class A Credit Agreement expressly referred to herein, the Custodian is not responsible for or chargeable with knowledge of any terms or conditions contained in any agreement referred to herein.

(e) Reliance. The Custodian shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, legal opinion, request, certificate, consent, statement, instrument, document or other writing delivered to the Custodian under or in connection with this Agreement and reasonably believed by it to be genuine and to have been signed or sent by the proper Person. The Custodian may consult with legal counsel, independent accountants and other experts selected by it with due care, and shall not be liable for any action taken or not taken by the Custodian in good faith and in accordance with the advice of any such counsel, accountants or experts.

(f) Rights. U.S. Bank Trust Company, National Association, in its capacity as Collateral Trustee hereunder shall be afforded all of the rights, powers, immunities and indemnities set forth in the Indenture and the Class A Credit Agreement as if such rights, powers, immunities and indemnities were specifically set forth herein.

(g) None of the provisions of this Agreement shall require the Custodian to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(h) Whenever in the administration of the provisions of this Agreement the Custodian shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Custodian or reckless disregard of its duties or obligations hereunder, be deemed to be conclusively proved and established by a certificate signed by one of the Collateral Trustee’s officers and delivered to the Custodian, and such certificate, in the absence of gross negligence or willful misconduct on the part of the Custodian or reckless disregard of its duties or obligations hereunder, shall be full warrant to the Custodian for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

(i) Subject to Section 4(h), the Custodian shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

(j) The Custodian may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through non-Affiliate agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of any non-Affiliate agent, attorney, custodian or nominee so appointed; provided that the Custodian shall not be relieved of any of its duties hereunder regardless of the performance of any services by such third parties; provided, further, that the Issuer shall not be responsible for the fees of any such third parties appointed by the Custodian to execute any of the trusts or powers hereunder or perform any duties hereunder.

(k) Any corporation into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation succeeding to the business of the Custodian shall be the successor of the Custodian hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(l) The Custodian, in its individual or any other capacity, may become the owner or pledgee of the Debt with the same rights it would have if it were not acting hereunder.

(m) The Custodian may at any time resign by giving 60 days’ written notice of resignation to the Collateral Trustee, the Issuer and each Rating Agency; provided that any such resignation shall not be effective until a successor custodian has been appointed by the Issuer and such successor custodian has accepted such appointment. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor and, upon the acceptance by the successor of such appointment, release the resigning Custodian from its obligations hereunder by written instrument, a copy of which instrument shall be delivered to each of the Collateral Trustee, the Issuer, the resigning Custodian and the successor custodian; provided that the Custodian shall be entitled to all fees, charges, expenses, indemnities and other amounts owed to the Custodian until such acceptance of appointment is effective. If no successor shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Custodian may, at the cost of the Issuer, petition any court of competent jurisdiction for the appointment of a successor.

(n) The Custodian shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunction of utilities, computer (hardware or software) or communications services), it being understood that the Custodian shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to maintain performance and, if necessary, resume performance as soon as practicable under the circumstances.

(o) The Custodian shall not be liable for any error of judgment made in good faith by an officer or officers of the Custodian, except for its own bad faith, gross negligence or willful misconduct.

(p) This Agreement creates no implied covenants or obligations on the part of the Custodian. The duties and obligations of the Custodian will be determined solely by the express provisions of this Agreement and the Custodian shall take such action with respect to this Agreement as directed pursuant to Section 3(h).

(q) The Custodian shall be entitled to all of the rights, protections, immunities and indemnities afforded to the Collateral Trustee pursuant to the Indenture and the Class A Credit Agreement as though set forth herein.

ARTICLE V

INDEMNITY; LIMITATION ON DAMAGES; EXPENSES; FEES

Section 5. (a) Indemnity. The Issuer hereby indemnifies and holds harmless the Custodian, its Affiliates and their respective officers, directors, employees, representatives and agents (collectively referred to for the purposes of this Section 5(a) as the Custodian), against any loss, claim (whether brought by or involving the Issuer or any third party), damage, expense, or liability, joint or several, incurred in connection with the transactions contemplated hereby or arising out of any action, suit or judgment, including reasonable costs and expenses (including reasonable attorneys’, experts’ and agents’ fees and expenses) in respect thereof, to which the Custodian may become subject, whether commenced or threatened, insofar as such loss, claim, damage, expense, liability or action arises out of or is based upon the execution, delivery, performance or enforcement of this Agreement, including the costs and expenses of enforcing its right hereunder against the Issuer, but excluding any such loss, claim, damage, expense, liability or action arising out of the bad faith, gross negligence or willful misconduct of the Custodian or the reckless disregard of its duties hereunder, and shall reimburse the Custodian promptly upon demand for any legal or other expenses reasonably incurred by the Custodian in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, expense, liability or action as such expenses are incurred. The provision of this Section will survive the termination of this Agreement and the resignation or removal of the Custodian.

(b) Expenses and Fees. The Issuer shall be responsible for, and hereby agrees to pay, all reasonable costs and expenses incurred by the Custodian and the Collateral Trustee in connection with the establishment and maintenance of the Accounts, including the Custodian’s customary fees and expenses, any costs or expenses incurred by the Custodian as a result of conflicting claims or notices involving the parties hereto, including the reasonable fees and expenses of its legal counsel, experts and agents and all other reasonable disbursements, advances, costs and expenses incurred in connection with the execution, administration or enforcement of this Agreement including reasonable attorneys’, experts’ and agents’ fees and costs, whether or not such enforcement includes the filing of a lawsuit. The authorization herein granted to the Custodian to pay such reasonable costs and expenses shall be irrevocable and no further authorization or instruction shall be required.

(c) Collateral Trustee Expenses. The amounts set forth in Sections 5(a) and 5(b) above shall constitute Administrative Expenses under the Indenture and shall only be paid in accordance with the Priority of Payments.

(d) No Consequential Damages. Notwithstanding anything in this Agreement to the contrary, in no event shall the Custodian be liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Custodian has been advised of such loss or damage and regardless of the form of action.

ARTICLE VI

REPRESENTATIONS

Section 6. The Custodian represents to the Issuer and the Collateral Trustee that:

(a) Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(b) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance; and this Agreement has been, and each other such document will be, duly executed and delivered by it.

(c) Obligations Binding. Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, liquidation, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application, including, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(d) Waiver of Setoffs. The Custodian hereby expressly waives any and all rights of set-off that such party may otherwise at any time have under applicable law with respect to any Account; except that the Custodian may set off (i) the face amount of any payments made by check, wire transfer, ACH or otherwise that have been credited to any Account but are subsequently returned unpaid because of uncollected or insufficient funds, (ii) reversals or cancellations of payment orders and (iii) all amounts due to it in respect of customary fees and expenses for routine maintenance and operation of the Accounts.

(e) Ordinary Course. The Custodian, in the ordinary course of its business, maintains securities accounts and deposit accounts for others and is acting in such capacity in respect of any Account.

(f) Comply with Duties. The Custodian will comply at all times with the duties of a “securities intermediary” under Article 8 of the UCC and a “bank” within the meaning of Section 9-102(a)(8) of the UCC.

(g) Participant of the Federal Reserve. The Custodian is a member of the Federal Reserve System.

(h) Consents. All governmental and other consents that are required to have been obtained by the Custodian with respect to the execution, delivery and performance by the Custodian of this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(i) Qualified Custodian. The Custodian acknowledges that, for the purposes of any Account described herein, it shall be deemed the “qualified custodian” thereof as defined in Rule 206-4(2) under the Investment Advisers Act of 1940, as amended.

ARTICLE VII

ADVERSE CLAIMS

Section 7. Except for the claims and interest of the Collateral Trustee and of the Issuer in the Accounts, the Custodian does not have any actual knowledge (without any obligation of independent inquiry or investigation) of any claim to, or interest in, any Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto. If any Person (as notified in writing to the Custodian) asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Account or in any financial asset carried therein, the Custodian will promptly notify the Collateral Trustee and Issuer thereof.

ARTICLE VIII

TRANSFER

Section 8. Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by any party without the prior written consent of each other party, except that:

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another Person (but without prejudice to any other right or remedy under any other agreement); and

(b) the Collateral Trustee may transfer all of its interests and obligations in and under this Agreement to a successor trustee under the Indenture; provided that the Custodian shall have no obligation to comply with any entitlement order, notice, request, certificate, consent, statement, instrument, document or other writing delivered by successor until the Custodian receives evidence of such transfer as the Custodian may reasonably require.

Except as provided above, the transfer of this Agreement shall not terminate any Account or alter the obligations of the Custodian to the Issuer or the Collateral Trustee with respect to any Account. Upon written notice thereof, the Collateral Trustee shall notify the Issuer and each Rating Agency of any transfer under this Section 8.

Any purported transfer that is not in compliance with this Section 8 will be void. For so long as U.S. Bank Trust Company, National Association is the Collateral Trustee, U.S. Bank National Association shall serve as Custodian.

ARTICLE IX

TERMINATION

Section 9. The rights and powers granted herein to the Collateral Trustee have been granted in order to perfect its security interest in the Accounts and the financial assets credited thereto, are powers coupled with an interest and will be affected neither by the bankruptcy of the Issuer nor by the lapse of time. The obligations of the Custodian shall continue in effect until the security interests of the Collateral Trustee in the Accounts have been terminated pursuant to the terms of the Indenture and the Collateral Trustee has notified the Custodian and each Rating Agency in accordance with Section 11 hereof or Section 14.3 of the Indenture, as applicable, of such termination in writing. Upon the written instruction of the Collateral Trustee, the Custodian shall close the Account or Accounts specified in such instruction and disburse to the Issuer the balance of any assets therein, and the security interest in such Account shall be terminated.

Except as provided above, the termination of this Agreement shall not terminate any Account or alter the obligations of the Custodian to the Issuer or the Collateral Trustee pursuant to any other agreement with respect to any Account.

ARTICLE X

MISCELLANEOUS

Section 10. (a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties. The Issuer shall deliver to each Rating Agency prior notice of any such amendment and a copy of such proposed amendment.

(c) Survival. All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty. In addition, the rights of the Custodian under Sections 4 and 5 and the obligations of the Issuer under Section 5 shall survive the termination of this Agreement and the resignation or removal of the Custodian.

(d) Benefit of Agreement. Subject to Section 8, this Agreement shall be binding upon and inure to the benefit of the Issuer, the Collateral Trustee and the Custodian and their respective successors and permitted assigns. The Custodian acknowledges and consents to the assignment of this Agreement by the Issuer to the Collateral Trustee for the benefit of the Secured Parties.

(e) Counterparts. This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission and e-mail correspondence), each of which will be deemed an original.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

(h) Severability. If any provision of this Agreement, or the application thereof to any party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any jurisdiction), the remaining terms of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

ARTICLE XI

NOTICES

Section 11. (a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below to the address or number provided in Schedule I attached hereto and will be deemed effective as indicated: (i) if in writing and delivered in Person or by courier, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form

(it being agreed, that the burden of proving receipt will be on the sender and will be met by a transmission report generated by the sender’s facsimile machine); or (iii) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

(b) Change of Addresses. Any party hereto may, by written notice to the other parties hereto, change the address or facsimile number at which notices or other communications are to be given to it hereunder.

ARTICLE XII

GOVERNING LAW AND JURISDICTION

Section 12. (a) Governing Law. THIS AGREEMENT AND THE ACCOUNTS AND ANY MATTER ARISING AMONG THE PARTIES UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE ACCOUNTS (WHETHER IN CONTRACT, TORT OR OTHERWISE), INCLUDING THE ISSUES SPECIFIED IN ARTICLE II OF THE HAGUE SECURITIES CONVENTION, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement or any matter among the parties arising under or in connection with this Agreement (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

(c) Service of Process. The Issuer irrevocably appoints the Process Agent (if any) specified under its name in the attached Schedule I to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The Issuer irrevocably consents to service of process given in the manner provided for notices in Section 11; the Collateral Trustee and the Custodian shall be served in accordance with applicable law. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

(d) Waiver of Jury Trial Right. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each party hereby (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that any other party would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph (d).

ARTICLE XIII

DEFINITIONS

Section 13. As used in this Agreement:

“consent” includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

“Indenture” means the Indenture and Security Agreement, dated as of October 15, 2026 between the Issuer and the Collateral Trustee, as amended from time to time in accordance with the terms therein.

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Notice of Exclusive Control” means a notice delivered to and received by the Custodian from the Collateral Trustee in accordance with Section 11(a) stating that it is a Notice of Exclusive Control and the Collateral Trustee is exercising exclusive control over the Accounts.

“Proceedings” has the meaning specified in Section 12(b).

“Transfer Order” has the meaning specified in Section 3(h)(i).

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

ARTICLE XIV

LIMITED RECOURSE; NO BANKRUPTCY PETITION

Section 14. Notwithstanding any other provision hereof, the obligations of the Issuer under this Agreement are limited in recourse to the Assets. To the extent the Assets are not sufficient to meet the obligations of the Issuer in full, after application of the Assets in accordance with the provisions of the Indenture or the Class A Credit Agreement, the Issuer shall have no further obligations hereunder and all obligations of and all claims against the Issuer shall be extinguished and shall not thereafter revive. The obligations of the Issuer are solely corporate obligations of the Issuer and no action shall be taken against the directors, partners, general partners, shareholders or incorporator of the Issuer in connection with such obligations. The parties hereto agree that they shall not institute against, or join any other Person in instituting against the

Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy laws or any similar laws until at least one year and one day, or any longer applicable preference period then in effect plus one day, after payment in full of the Debt. This Section 14 shall survive the expiration or termination of this Agreement.

[Remainder intentionally left blank | signature pages follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

Issuer:

ABPCI PRIVATE FUNDING V LLC

By: AB Private Credit Investors Corporation, its designated manager

By:	/s/ Christopher Terry
Name: Christopher Terry
Title: Vice President

[Issuer – Securities Account Control Agreement]

Collateral Trustee:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Scott D DeRoss
Name: Scott D DeRoss
Title: Senior Vice President

[Issuer – Securities Account Control Agreement]

Custodian:

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:	/s/Scott D DeRoss
Name: Scott D DeRoss
Title: Senior Vice President

[Issuer – Securities Account Control Agreement]